EXHIBIT 99.1


ECHO
Electronic Clearing House


FOR IMMEDIATE RELEASE
---------------------

                   ELECTRONIC CLEARING HOUSE (ECHO) ANNOUNCES
                      STRONG FIRST QUARTER FY 2004 RESULTS

                 CHECK SERVICES DRIVE MARGINS AND REVENUE GROWTH


CAMARILLO,  CALIF., FEBRUARY 12, 2004 - Electronic Clearing House, Inc. (NASDAQ:
ECHO), a leading provider of electronic payment and transaction processing services, today reported financial and operating results for the three months ended December 31, 2003.

     FIRST  QUARTER  HIGHLIGHTS:
     -    Revenue  increased  22.1%  to  $11.4  million  compared to Q1 FY 2003.
     - Check-related revenue increased 53% to $2.7 million, or 24% of total revenue.
     -    ACH  transactions  processed  jumped 613% to 7.3 million transactions.
     - Gross margin from processing and transaction revenue improved to 38.9% from 31.8%.
     -    Operating  income  rose  to  $1.0  million  up  from  $0.5  million.
     - Diluted earnings per share increased to $0.09 from $0.04 before the cumulative effect of an accounting change in the year-ago quarter.

Revenue for the first quarter of fiscal 2004 was a record $11,355,000, an increase of 22.1%, as compared to $9,301,000 in the prior year quarter.

Bankcard processing and transaction revenue increased 14.7% from $7,519,000 for the prior year quarter to $8,624,000 in the first quarter of fiscal 2004. This increase was primarily due to our merchants' strong organic growth in bankcard processing volume and the continued success of the Company's marketing strategy.

Check-related revenues increased to $2,731,000, or 24.1% of total revenue, for the three months ended December 31, 2003, compared with $2,473,000, or 22.5% in the prior quarter, and $1,782,000, or 19.2%, in the prior year quarter. This increase was primarily due to strong growth in both the Visa POS Check Service and an increase in ACH and check conversion revenue.

"We are very pleased with our strong results during the first quarter," said Joel M. Barry, Chairman and CEO of Electronic Clearing House, Inc. "Our higher-margin check services business, which accounted for 24% of our revenue, is gaining momentum and drove strong revenue and margin growth in the quarter. As we add banks and their respective retailers to our customer base in the Visa POS Check Service, we see the potential for continued strong growth in the check services business as the advantages of this solution are


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recognized by merchants."

Gross profit from processing and transaction revenue rose to $4,394,000 from $4,067,000 in the prior quarter and $2,918,000 in the prior year quarter. This translates to a gross margin of 38.9% in the first quarter of fiscal 2004, up from 37.3% in the fourth quarter of fiscal 2003 and 31.8% in the first quarter of fiscal 2003. Gross margins improved because the higher-margin check services business grew as a percentage of total revenue and a rate adjustment implemented in August 2003 favorably impacted our year-over-year comparisons.

Other operating costs as a percentage of total revenue increased to 11.8%, from 10.3% in the first quarter of fiscal 2003. The Visa POS Check Service required a substantial increase in personnel costs to undertake training and program implementation of the various financial institutions that have chosen ECHO as their Third-Party Processor. In addition, the Company hired additional risk management and customer support staff to support the Visa POS Check Service.

Selling, general and administrative expenses were 15.2% of revenue in the first quarter of fiscal 2004, compared with 12.7% in the first quarter of fiscal 2003. This increase was primarily attributable to the increase in sales and marketing expenses as we continue to follow our sales and marketing strategies, increase in administrative salaries and increase in rent expense as we moved into a new corporate location in October 2003.

Operating income rose to $1,013,000, or 8.9% of revenues in the first quarter, from $869,000, or 7.9% of revenues in the prior quarter, and $527,000, or 5.7% of revenues in the same period last year. The improvement can be primarily attributed to strong revenue growth and expansion in the gross profit margin.

The Company reported net income of $589,000, or $0.09 per share on a fully diluted basis, in the first quarter of fiscal 2004, as compared to $518,000, or $0.08 per share in the fourth quarter of fiscal 2003 and a loss of $4,473,000, or $0.77 per share in the first quarter of fiscal 2003. During the year-ago quarter, the Company adopted SFAS 142 and accordingly wrote off $4,707,000 to eliminate goodwill.

The Company generated $5,989,000 of cash from operating activities in the three months ended December 31, 2003, as compared to $1,112,000 of cash generated in the same period last year. A large portion of this increase was attributable to a $4,954,000 net increase in settlement payable to merchants.

Mr. Barry commented, "ECHO's balance sheet is very strong, with $14,569,000 in cash and cash equivalents, $6,427,000 in working capital, $2,230,000 in long-term debt, and $13,775,000 in stockholders' equity as of December 31, 2003. During the quarter, we completed a $3 million private placement of common stock and secured a new $3 million revolving credit facility. Our current cash reserves will enable us to continue to grow our check services business."

BUSINESS  OUTLOOK
"As we move into the second quarter of fiscal 2004, we believe the growth in our check services program and continued solid results in our bankcard and transaction processing services will drive continued double digit revenue growth. For fiscal year 2004, we expect revenues to grow between 15-20%. Gross margin is expected to be between 36-38%, largely due to a recently announced increase in the interchange rates in our bankcard business. Given the enhancements we have made to our management team and anticipated continuing higher level sales and development expenses related to the Visa POS Check Service, we now expect that our operating margin for the fiscal year 2004 will run between 7-9% for the fiscal year 2004," Mr. Barry concluded.

CONFERENCE  CALL

The Company will host a conference call at 1:30 p.m. PST (4:30 p.m. EST) today to discuss first quarter 2004 results. To participate in the conference call, please dial the following number five to ten minutes


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prior  to  the  scheduled  conference  call time: (800) 399-7496.  International callers should dial (706) 634-6508. There is no pass code required for this call. This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of ECHO's website at www.echo-inc.com.
             ----------------

ABOUT ELECTRONIC CLEARING HOUSE, INC. (ECHO)
Electronic Clearing House, Inc. provides a complete solution to the payment processing needs of merchants, banks and collection agencies. ECHO's services include debit and credit card processing, check guarantee, check verification, check conversion, check re-presentment, check collection, and inventory tracking.

For more information about ECHO, please visit www.echo-inc.com.
                                              ----------------

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Examples of forward-looking statements in this press release include, but are not limited to, our belief that our current cash reserves will enable us to continue to grow our check services business and that our check services program and continued results in bankcard and transaction processing will drive continued double digit revenue growth and improving gross margins. Potential risks and uncertainties include, but are not limited to, such factors as fluctuations in demand for the Company's products and services, the introduction of new products and services, the Company's ability to maintain customer and strategic business relationships, technological advancements, impact of competitive products and services and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information detailed from time to time in the Company's filings with the United States Securities and Exchange Commission.


                           - FINANCIAL TABLES FOLLOW -

                             ELECTRONIC CLEARING HOUSE, INC.
                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                       (UNAUDITED)

                                                                     THREE MONTHS
                                                                   ENDED DECEMBER 31,
                                                              --------------------------
                                                                  2003          2002
                                                              ------------  ------------
Revenues:
  Processing revenue                                          $ 5,693,000   $ 4,747,000
  Transaction revenue                                           5,592,000     4,415,000
  Other revenue                                                    70,000       139,000
                                                              ------------  ------------
                                                               11,355,000     9,301,000
                                                              ------------  ------------
Costs and expenses:
  Processing and transaction expense                            6,891,000     6,244,000
  Other operating costs                                         1,340,000       961,000
  Research and development expense                                383,000       384,000
  Selling, general and administrative expenses                  1,728,000     1,185,000
                                                              ------------  ------------
                                                               10,342,000     8,774,000
                                                              ------------  ------------

Income from operations                                          1,013,000       527,000

Interest income                                                    13,000         8,000
Interest expense                                                  (56,000)      (52,000)
                                                              ------------  ------------

Income before provision for income taxes
 and cumulative effect of an accounting change                    970,000       483,000

Provision for income taxes                                       (381,000)     (249,000)
                                                              ------------  ------------
Income before cumulative effect of an accounting change           589,000       234,000
Cumulative effect of an accounting change to adopt SFAS 142           -0-    (4,707,000)
                                                              ------------  ------------

Net earnings (loss)                                           $   589,000   $(4,473,000)
                                                              ============  ============

Basic net earnings (loss) per share
  Before cumulative effect of accounting change               $      0.10   $      0.04
  Cumulative effect of accounting change                              -0-         (0.81)
                                                              ------------  ------------
  Basic net earnings (loss) per share                         $      0.10   $     (0.77)
                                                              ============  ============

Diluted net earnings (loss) per share
  Before cumulative effect of accounting change               $      0.09   $      0.04
  Cumulative effect of accounting change                              -0-         (0.81)
                                                              ------------  ------------
  Diluted net earnings (loss) per share                       $      0.09   $     (0.77)
                                                              ============  ============

Weighted average shares outstanding
  Basic                                                         6,182,767     5,796,062
                                                              ============  ============
  Diluted                                                       6,678,880     5,809,309
                                                              ============  ============


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
                                ELECTRONIC CLEARING HOUSE, INC.
                                  CONSOLIDATED BALANCE SHEETS

                                            ASSETS

                                                                DECEMBER 31,    SEPTEMBER 30,
                                                                    2003            2003
                                                               --------------  ---------------
                                                                (UNAUDITED)
Current assets:
  Cash and cash equivalents                                    $  13,440,000   $    5,641,000
  Restricted cash                                                  1,129,000          977,000
  Settlement receivable                                            1,078,000          717,000
  Accounts receivable less allowance of $115,000 and $91,000       2,021,000        1,918,000
  Prepaid expenses and other assets                                  392,000          307,000
  Deferred tax asset                                                 105,000           86,000
                                                               --------------  ---------------
    Total current assets                                          18,165,000        9,646,000

Noncurrent assets:
  Property and equipment, net                                      3,209,000        2,928,000
  Software, net                                                    5,043,000        4,445,000
  Deferred tax asset                                                 856,000        1,256,000
  Other assets, net                                                  470,000          500,000
                                                               --------------  ---------------

    Total assets                                               $  27,743,000   $   18,775,000
                                                               ==============  ===============

                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term borrowings and current portion of long-term debt  $   1,039,000   $      901,000
  Accounts payable                                                   450,000          779,000
  Settlement payable                                               8,744,000        3,429,000
  Accrued expenses                                                 1,405,000        1,336,000
  Deferred income                                                    100,000              -0-
                                                               --------------  ---------------
    Total current liabilities                                     11,738,000        6,445,000

Long-term debt                                                     2,230,000        1,961,000
                                                               --------------  ---------------
    Total liabilities                                             13,968,000        8,406,000
                                                               --------------  ---------------

Commitments and contingencies

Stockholders' equity:
  Common stock, $.01 par value, 36,000,000 authorized;
   6,376,331 and 5,920,174 shares issued; 6,338,062 and
   5,881,905 shares outstanding, respectively                         64,000           59,000
  Additional paid-in capital                                      24,453,000       21,641,000
  Accumulated deficit                                            (10,276,000)     (10,865,000)
  Less treasury stock at cost, 38,269 common shares                 (466,000)        (466,000)
                                                               --------------  ---------------
    Total stockholders' equity                                    13,775,000       10,369,000
                                                               --------------  ---------------

    Total liabilities and stockholders' equity                 $  27,743,000   $   18,775,000
                                                               ==============  ===============


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
                           ELECTRONIC CLEARING HOUSE, INC.
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (UNAUDITED)

                                                                 THREE MONTHS
                                                               ENDED DECEMBER 31,
                                                          --------------------------
                                                              2003          2002
                                                          ------------  ------------
Cash flows from operating activities:
 Net income (loss)                                        $   589,000   $(4,473,000)
 Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
 Depreciation                                                 176,000       164,000
 Amortization of software                                     330,000       203,000
 Provisions for losses on accounts and notes receivable        28,000        94,000
 Deferred income taxes                                        381,000       249,000
 Stock option compensation                                      9,000           -0-
 Cumulative effect of an accounting change                        -0-     4,707,000
Changes in assets and liabilities:
 Restricted cash                                             (152,000)      (52,000)
 Accounts receivable                                         (131,000)     (174,000)
 Settlement receivable                                       (361,000)      (35,000)
 Accounts payable                                            (329,000)     (108,000)
 Settlement payable                                         5,315,000       413,000
 Deferred income                                              100,000       (62,000)
 Accrued expenses                                              69,000       225,000
 Prepaid expenses and other assets                            (35,000)      (39,000)
                                                          ------------  ------------

 Net cash provided by operating activities                  5,989,000     1,112,000
                                                          ------------  ------------

Cash flows from investing activities:
 Other assets                                                   1,000       (46,000)
 Purchase of equipment                                       (305,000)      (48,000)
 Purchased and capitalized software                          (664,000)     (410,000)
                                                          ------------  ------------

Net cash used in investing activities                        (968,000)     (504,000)
                                                          ------------  ------------

Cash flows from financing activities:
 Proceeds from issuance of notes payable                      211,000           -0-
 Repayment of notes payable                                  (112,000)      (43,000)
 Repayment of capitalized leases                             (129,000)     (125,000)
 Proceeds from private placement                            2,761,000           -0-
 Proceeds from exercise of stock options                       47,000           -0-
                                                          ------------  ------------

 Net cash provided by (used in) financing activities        2,778,000      (168,000)
                                                          ------------  ------------

Net increase in cash                                        7,799,000       440,000
Cash and cash equivalents at beginning of period            5,641,000     2,409,000
                                                          ------------  ------------

Cash and cash equivalents at end of period
                                                          $13,440,000   $ 2,849,000
                                                          ============  ============


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Media Contact:
--------------
Donna Rehman, Corporate Secretary                    Crocker Coulson, Partner
805-419-8533                                         Coffin Communications Group
Electronic Clearing House, Inc., Camarillo, Calif.   818-789-0100
URL:http://www.echo-inc.com                          E-MAIL:
---------------------------
crocker.coulson@coffincg.com
----------------------------
E-MAIL: corp@ECHO-inc.com
        -----------------

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